SECURITIES PURCHASE AND EXCHANGE AGREEMENT

This Securities Purchase and Sale Agreement (“Agreement”) is entered into this 20th day of February 2008 by and between GTREX Capital, Inc., a Delaware company (“the Company”), and Carl Ruderman (“Seller”).

WHEREAS the Seller owns or controls a total of 17,000 shares of Green Globe Ltd., a privately held UK company (“GGL stock”), representing a total of 3% of the total outstanding capital stock of GGL, and

WHEREAS the Company desires to buy, and the Seller desires to sell, the GGL Stock in its entirety,

NOW THEREFORE, the Company and the Seller herein agree as follows:

ARTICLE 1

THE TRANSACTION

1.1

The Company shall acquire 100% of the Seller’s GGL Stock in exchange for the following:

1.1.1

A total of 30,000,000 shares of common stock issued GTREX Capital, Inc. (“GTREX”) with the legend that the shares are restricted by Rule 144 of the Securities Act of 1933 and Exchange Act of 1934.

1.1.2

Company agrees to assume obligations owing by GGL to the Sellers in the aggregate amount of $33,379.  These obligations represent loan advances from the Sellers to GGL, and are evidenced by Promissory Notes or other documentation.

1.2

The actions described in this Article 1 shall hereinafter be called the “Transaction.”

ARTICLE 2

TERMS AND CONDITIONS OF CLOSING

2.1

If required, the Company shall file a Proxy statement seeking shareholder approval of the purchase and shall obtain such approval prior to the Closing of the transaction.

2.2

At Closing, Seller shall provide evidence of ownership of the GGL stock as hereinabove described and shall have all documents prepared to affect the transfer of such shares to the Company.

2.3

Seller shall tender their ownership positions as identified in Article 2.2 to the Company and evidence such by way of stock certificate, duly endorsed, for the full amount of ownership.

2.4

The Company shall prepare and issue all stock consideration due Seller at the time of Closing.

ARTICLE 3

MISCELLANEOUS

3.1

CLOSING.  “Closing” shall occur within 15 days of the satisfaction or waiver of all conditions established in Article 2 above or as otherwise agreed by the parties (“Effective Date of Closing”).  In any event, this Agreement shall terminate and be of no further effect if the consideration is not tendered and the transaction closed by March 1, 2008.

3.2

ENTIRE AGREEMENT; NO OTHER REPRESENTATIONS.  This Agreement (including any exhibits and Schedules hereto) constitutes the entire Agreement, and supersedes all other prior agreements, understandings, representations, and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

3.3

COUNTERPARTS.  This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same Agreement.  Facsimile signatures shall have the same legal effect as the original signatures, and shall be enforceable.

3.4

MODIFICATION OR AMENDMENT.  Subject to the provisions of applicable Law, at any time prior to the Closing, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

3.5

SEVERABILITY.  The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.  If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefore in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision so long as the economics or legal substance of the Transactions contemplated hereby are not affected in any manner adverse in any material respect to any party, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

3.6

EXPENSES.  Each party to this Agreement shall be responsible for all of their own fees and expenses related to this Transaction.

3.7

TERMINATION BY MUTUAL CONSENT.  This Agreement may be terminated and the Transactions contemplated herein may be abandoned at any time prior to the Effective Date, whether before or after the approvals by Directors of the Company and Seller, and by mutual written consent of the Company and Seller by action of their respective Boards of Directors.

3.8

ASSIGNMENT.  This Agreement shall not be assignable by either party without the written consent of the other.

3.9

NOTICES.  All notices or other communications under this Agreement shall be in writing and shall be deemed duly given, effective (i) three business days later, if sent by registered or certified mail, return receipt requested, postage prepaid, (ii) when sent, if sent by telecopier or fax, provided that the telecopy or fax is promptly confirmed by telephone confirmation thereof, (iii) when served, if delivered personally to the intended recipient, and (iv) one business day later, if sent by overnight delivery via a national courier service, and in each case, addressed to the intended recipient at the address set forth in the preamble hereof.  Any party may change the address to which notices or other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth:

IF TO THE COMPANY

GTREX Capital, Inc.

c/o Steven Peacock, CEO

29970 Technology Drive, Ste. 203

Murrieta, CA 92563

IF TO SELLER

Carl Ruderman

Universal Media Building

801 Second Avenue

New York, NY 10017

3.10

JURISDICTION AND VENUE.  This Agreement shall be interpreted pursuant to the laws of the State of California and any dispute relating to the Transactions contemplated herein shall be brought in the state or federal courts in the County of Orange or County of San Diego.  If the parties shall agree to alternative dispute resolution, such action shall be conducted in the City of Temecula, California.

3.11

LEGAL FEES AND EXPENSES:  If either party should bring an action to enforce any provision of this Agreement, the prevailing party shall be entitled to reasonable legal fees and expenses incurred.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

GTREX CAPITAL, INC.
By: /s/ Steven Peacock Steven Peacock, CEO

SELLER
By: /s/ Carl Ruderman
Carl Ruderman